Exhibit 10.2

DISBURSEMENT AGREEMENT

THIS DISBURSEMENT AGREEMENT (this “Agreement”), is made as of September 2, 2022 (the “Effective Date”), by and between STORE CAPITAL ACQUISITIONS, LLC, a Delaware limited liability company (“STORE”), whose address is 8377 E. Hartford Drive, Suite 100, Scottsdale, Arizona 85255, and ALTITUDE HOSPITALITY LLC, a Florida limited liability company (“Lessee”), whose address is 4500 SE Pine Valley Street, Port St. Lucie, Florida 34952.

Except as otherwise expressly defined herein, capitalized terms will have the meanings set forth on Exhibit A attached hereto and incorporated herein by this reference.

For and in consideration of the mutual covenants and promises hereinafter set forth, the parties hereby mutually covenant and agree as follows:

ARTICLE I

BASIC TERMS

Section 1.01 Construction Funds. $25,000,000, as set forth in Section 2.01.

Section 1.02 Commencement Date. December 1, 2022, as set forth in Section 2.02.

Section 1.03 Completion Date. On or about December 1, 2025, as set forth in Section 2.02.

Section 1.04 Number of Disbursements. No more than one (1) per calendar month, as set forth in Section 3.05.

Section 1.05 Minimum Draw Amount. $250,000, as set forth in Section 3.05.

Section 1.06 Estimated Last Date of Disbursement. On or about February 1, 2026.

Section 1.07 Capitalization Rate. The greater of (i) 8% or (ii) the sum of 5.23% plus the 15-year Swap Rate in effect four (4) Business Days prior to the date of the applicable Disbursement, as set forth in Section 3.02(c)(x).

ARTICLE II

CONSTRUCTION OF IMPROVEMENTS

Section 2.01 Lease Agreement. In connection in with that certain Lease Agreement of even date herewith by and between STORE Capital Acquisitions, LLC, a Delaware limited liability company (as “Lessor”), and Lessee (the “Lease”), (a) STORE has agreed to provide up to a maximum of $25,000,000 (the “Construction Funds”) to Lessee for completion of the property improvement plan construction and remodel work required by Franchisor under the Franchise Agreement at the Premises, and (b) Lessee has agreed to construct the Improvements with the Construction Funds, on the conditions and subject to the limitations set forth in this Agreement.

STORE /Altitude Academies
Disbursement Agreement
File No.: 7210/02-926.1

Section 2.02 General Duties. Lessee shall be solely responsible for the development, design and construction of the Improvements. Lessee shall construct the Improvements in a good and workmanlike manner and substantially in accordance with the Contract Documents, free and clear of all mechanics’ liens, materialmen’s liens and similar liens. Lessee shall commence construction of the Improvements on or before December 1, 2022 (the “Commencement Date”) and diligently pursue such construction to completion and complete such construction on or about December 1, 2025 (the “Completion Date”). The Improvements shall be constructed by Lessee in accordance with the Construction Documents and all Requirements of Governmental Authority, without any encroachments on easements, public land or adjacent land and in accordance with and without violating Applicable Requirements. The Improvements shall be owned by Lessor at all times, and Lessee shall have no interest in the Premises, except as otherwise provided in the Lease. Lessee covenants that, upon completion of the Improvements, the Premises, including fixtures and equipment located therein, will be fully equipped and operational, in good condition and repair, clean, orderly, sanitary, safe, landscaped, decorated, attractive and well-maintained. In addition to those licenses, permits, certifications and approvals which are required to commence construction of the Improvements, Lessee shall timely obtain and maintain all other consents, licenses, permits, certifications and approvals required to construct or complete the Improvements. On or before the Completion Date, Lessee shall have obtained from each Governmental Authority, and from each beneficiary of each restrictive covenant, all licenses, permits, authorizations, consents and approvals necessary for the occupancy and operation of the Improvements for their intended purpose, and as of the Completion Date such licenses, permits, authorizations, consents and approvals will be in full force and effect.

Section 2.03 Lease Requirements. Lessee shall be solely responsible for complying with the requirements set forth in the Lease for the construction of the Improvements and the operation of the business on the Premises.

Section 2.04 Construction Personnel. Lessee shall be solely responsible for investigating, hiring, training, paying, supervising and discharging all personnel required in order to perform Lessee’s obligations under this Agreement. Such personnel shall in every instance be deemed independent contractors or employees, as the case may be, of Lessee and not of Lessor or STORE, and all matters pertaining to the employment, supervision, compensation, promotion and discharge of such employees or independent contractors shall be the sole responsibility of Lessee. Lessee shall require any architects, engineers, contractors and subcontractors engaged in connection with the construction of the Improvements to perform their respective obligations under the terms of their respective agreements, and to be licensed in accordance with State law.

Section 2.05 Coordination. In connection with Lessee’s obligations under this Agreement, Lessee shall regularly apprise STORE of the progress and performance of any contractors and subcontractors and provide such oversight as may be required to assure completion of the work to be performed by them; coordinate the performance of all contractors and perform such other acts as are customarily performed by a developer to ensure timely performance by the contractors under their respective contracts; attend progress meetings to discuss procedures, progress, problems and scheduling; review and monitor safety programs for the Improvements, which safety programs shall be the responsibility of the Lessee; and conduct special inspections and obtain testing to guard against defects and deficiencies in workmanship.

Section 2.06 Transition. Lessee shall be responsible for the transition of the Improvements from the development phase to use and occupancy of the Premises by Lessee.

STORE /Altitude Academies
Disbursement Agreement
File No.: 7210/02-926.1

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Section 2.07 Required Approvals. Prior to commencement of construction of the Improvements and as a condition precedent to the obligations of STORE hereunder, Lessee shall, at least ten (10) Business Days prior to the initial Request for Disbursement, deliver to STORE a copy of the Budget (which shall be approved by STORE in writing), the General Contract, the Architect’s Agreement, a complete permitted set of construction drawings and all necessary permits and approvals required to commence construction of the Improvements and STORE shall deliver written approval of such items to Lessee.

Section 2.08 Construction Monitoring. STORE, in its sole discretion, may engage a third party property inspector (“Progress Inspector”) to perform certain construction monitoring services in connection with the construction of the Improvements and the Disbursements, including reviewing all construction documents provided by Lessee pursuant to the terms hereof, Budget analysis and construction progress monitoring.

Section 2.09 Costs and Expenses. The Disbursements shall be made without any cost whatsoever to STORE. All reasonable out-of-pocket costs and expenses actually incurred by STORE pursuant to this Agreement including, but not limited to, the costs of title searches, updated title policy, new title policy if required by the applicable jurisdiction, endorsements, survey, appraisal, taxes, recording fees, Progress Inspector costs and all other reasonable expenses incurred in connection with the Disbursements and all other reasonable costs, including, but not limited to, attorneys’ fees of Lessee and STORE, shall be payable solely by Lessee. Notwithstanding the foregoing, Lessee shall not be charged a draw fee for any Disbursement.

ARTICLE III

DISBURSEMENTS

Section 3.01 Disbursement Procedures.

(a) Subject to the limitations and conditions set forth in this Agreement, STORE shall make Disbursements from the Construction Funds from time to time to pay approved costs to construct the Improvements. Disbursements will only be made, and may only be used, to pay those costs comprising the Development Price for work that has been completed prior to the delivery of the Request for Disbursement. STORE shall not be obligated to make any Disbursement for deposits or prepayment for work not yet completed or materials not yet delivered and installed at the Premises. Upon receipt and approval of the applicable Requests for Disbursement by STORE, together with a list certified by General Contractor of payees and amounts of checks to be issued by STORE in connection with such Disbursement, STORE shall disburse such funds, less the applicable Retainage, to or on behalf of Lessee within ten (10) days of receipt of STORE’s written approval of such Disbursement, but no later than fifteen (15) days from a Request for Disbursement. STORE may, in its sole discretion, determine to disburse Disbursements jointly to Lessee and General Contractor and/or subcontractors or supplier or directly to General Contractor or subcontractors or suppliers, rather than directly to Lessee, and the execution of this Agreement by Lessee shall, and hereby does, constitute an irrevocable direction and authorization to STORE to so disburse the funds.

STORE /Altitude Academies
Disbursement Agreement
File No.: 7210/02-926.1

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(b) Lessee shall prepare and submit for each Disbursement, a Request for Disbursement to STORE. Each Request for Disbursement shall be submitted not less than ten (10) Business Days prior to the requested Disbursement Date and Lessee’s signature on such Request for Disbursement shall evidence Lessee’s certification to STORE that the following are true and complete as of the date the Request for Disbursement is submitted to STORE:

(i) no Event of Default has occurred under the terms of the Development Documents;

(ii) unless otherwise disclosed on the Request for Disbursement, the warranties, representations and covenants of Lessee in this Agreement and the Lease are true, correct and complete in all material respects as of the date of such Request for Disbursement and to the best of Lessee’s knowledge (as determined in accordance with the Lease) will be true, correct and complete in all material respects as of the date of the Disbursement requested such Request for Disbursement;

(iii) all policies of insurance required by this Agreement and the Lease are in full force and effect, all notices required by any Governmental Authority have been duly filed, and all fees, costs and expenses of STORE required to be paid by Lessee under the Development Documents as of the date of the Disbursement requested in connection with such Requests for Disbursement will have been paid on or before such date;

(iv) with respect to each Request for Disbursement submitted for the First Disbursement or any Interim Disbursement: (A) sufficient funds are available to complete the construction of the Improvements in accordance with the Lease, this Agreement, the Contract Documents and the Budget; (B) the portion of the Improvements constructed as of the date of such Request for Disbursement has been completed in a good and workmanlike manner and in accordance with the Contract Documents; (C) all permits, licenses, certificates and related governmental approvals required to construct the Improvements which could have been obtained as of the date of such Request for Disbursement were obtained and all permits, licenses, certificates and related governmental approvals required to complete the construction of the Improvements which will be issued subsequent to the date of such Request for Disbursement will be issued in the ordinary course of business; (D) such Request for Disbursement is true, correct and complete; and (E)(I) the percentages of completion set forth in such Request for Disbursement are correct and consistent with the construction of the Improvements completed to date; (II) the payment amounts requested in such Request for Disbursement accurately reflect the work performed since commencement of the work at the Premises and/or relate to materials and supplies that have been permanently delivered to the Premises; and (III) no work has been performed at the Premises or supplies provided to the Premises with respect to the Improvements for which payment has not been made (other than agreed to Retainages) except by contractors, subcontractors, suppliers, vendors and/or materialmen identified in such Request for Disbursement;

(v) there has been no change whatsoever in connection with the construction of the Improvements, or with the Premises generally, which would cause the Site, Utility and Building Plans to be materially inaccurate; and

STORE /Altitude Academies
Disbursement Agreement
File No.: 7210/02-926.1

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(vi) with respect to the Request for Disbursement submitted for the Final Disbursement: (A) the Improvements have been completed in a good and workmanlike manner and in accordance with the Contract Documents; (B) all permits, licenses, certificates and related governmental approvals required to occupy the Premises and the Improvements for their intended purpose have been issued by the appropriate governmental agencies, including without limitation, if applicable, a certificate of occupancy; (C) no work remains to be performed on the Premises for which payment must be made; and (D) upon delivery by STORE of the Final Disbursement to those Persons described in such Requests for Disbursement, STORE shall have satisfied all of its obligations under this Agreement and, without affecting Lessee’s continuing representations, warranties, covenants, agreements and obligations under this Agreement, STORE shall have no further duties or obligations under this Agreement or under the Lease with respect to the Improvements.

Each Request for Disbursement shall also be accompanied by the following: (x) all applicable information and documentation required by this Agreement; (y) evidence that all conditions of this Agreement required to be satisfied prior to such Disbursements have been satisfied or waived; and (z) such additional information, affidavits, certificates and other documents as may be reasonably required by STORE, for making the Disbursement or by Title Company for the issuance of the required updates to the Title Policy and the completion and fulfillment of all requirements in any agreement between STORE and Title Company with respect to the subject matter of this Agreement.

If STORE disapproves all or any part of a Request for Disbursement, STORE will promptly (within no more than five (5) Business Days of the submission of the Request for Disbursement) notify Lessee of such disapproval and the basis therefor by telephone (confirmed in writing). If such Request for Disbursement is approved in writing by STORE, STORE shall disburse such amounts within ten (10) days of receipt of STORE’s written approval of such Disbursement, but no later than fifteen (15) days from a Request for Disbursement, less the applicable Retainage, in accordance with the terms and conditions of this Agreement. If any amount included in a Request for Disbursement is not approved by STORE, STORE shall not be obligated to disburse any disapproved portion of the Disbursement requested unless Lessee shall have objected to such disapproval and resolved each basis for disapproval to the satisfaction of STORE. Lessee must notify STORE of such objection and resolve each basis for disapproval to the reasonable satisfaction of STORE within ten (10) Business Days following STORE’s notification to Lessee of any disapproved portion of a Disbursement. STORE shall have no further obligation to fund such disapproved portion until Lessee resolves each basis for disapproval to the reasonable satisfaction of STORE.

(c) STORE shall withhold 10% of each approved Disbursement (the “Retainage”) and shall hold such Retainage until the time of the Final Disbursement.

STORE /Altitude Academies
Disbursement Agreement
File No.: 7210/02-926.1

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Section 3.02 Conditions Precedent to Disbursements.

(a) Lessor’s Funding Obligation. The First Disbursement by STORE of any Construction Funds (not to exceed $8,000,000 prior to the Rebranding defined below in Section 3.02(c)), shall be subject to the following conditions precedent:

(i) STORE shall have received written confirmation satisfactory to STORE, in its reasonable discretion, that Lessee has first funded at least $8,000,000 (inclusive of Lessee’s construction deposit with Feenix (as defined in the Feenix Consent), as in the succeeding sentence) towards the Improvements (“Lessee’s Initial Funding”). Lessee shall provide evidence to STORE’s reasonable satisfaction that it has on deposit in a segregated account with Feenix of at least $3,000,000.00 that will be used solely to fund Lessee’s Initial Funding and will be used first to satisfy Lessee’s obligation to fund Improvements. For the avoidance of doubt, amounts on deposit with Feenix shall be owned by Feenix until such amounts have been spent on Improvements and owned by STORE pursuant to Section 2.02.

(ii) For a trailing six (6) month period, Lessee shall have maintained a CFCCR (defined below) post Capital Replacement Reserve (as defined in the Lease) and payment of management fees under the Management Agreement (as defined in the Lease) of at least 1.25x.

(iii) STORE shall have received a complete Request for Disbursement, together with supporting documentation, the adequacy and completeness of which shall be approved by STORE in writing, including, without limitation, lien waivers, affidavits, and such other documents and certificates as may be reasonably required by STORE. Each Request for Disbursement shall include a properly completed Application and Certificate for Payment (AIA Forms G702 and G703) shall also be executed by General Contractor and attached to the Request for Disbursement. Each Request for Disbursement shall include a Disbursement for eighteen (18) months of Base Monthly Rental calculated using the Applicable Cap Rate (defined below) multiplied by the applicable Disbursement amount multiplied by 1.5, and such amount shall be added to the Security Deposit.

(iv) STORE shall have the right to require an inspection of the Premises by STORE or Progress Inspector prior to each Disbursement, which inspection shall be satisfactory to STORE. If STORE determines in connection with any such inspection that extra services will be required of STORE as a result of noncompliance with the Contract Documents, as a result of deviations from acceptable construction practices, or as a result of Lessee’s failure to satisfy the requirements of any Contract Documents and/or Development Documents, Lessee shall pay, in addition to the reasonable fees for such inspection, the reasonable out-of-pocket cost of all such extra services including any additional inspections determined to be necessary or advisable by STORE.

(v) STORE shall have received from Title Company updates to the Title Policy, dated the date of each Disbursement, showing title to the Premises in STORE, free and clear of all defects and encumbrances except those approved in writing by STORE and its counsel and those which are stated in the Title Policy, with the standard exception for construction liens deleted and together with such endorsements to the Title Policy as STORE deems appropriate or necessary. Lessee agrees to deliver or cause to be delivered such affidavits, indemnities, notices and/or other agreements as Title Company may require in order to provide the title insurance coverage required pursuant to this Agreement.

STORE /Altitude Academies
Disbursement Agreement
File No.: 7210/02-926.1

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(vi) As of the date of each Request for Disbursement and the date of the Disbursement, there shall be no Event of Default under the terms of any Development Document and no event shall exist which by notice, passage of time or both would constitute an Event of Default under any of the Development Documents. Policies of insurance against fire and other hazards in accordance with applicable requirements of this Agreement and the Lease shall be in full force and effect. The warranties and representations of Lessee in this Agreement and the Lease shall be true and correct in all material respects on and as of the date of the Disbursement with the same effect as if made on such date, and Lessee shall not be in breach or default of any covenant set forth in this Agreement or the Lease.

(vii) STORE shall have received evidence satisfactory to STORE of Lessee’s receipt of all required governmental certifications and approvals and association approvals, if applicable, necessary to construct or install the Improvements. All notices, applications and filings required by any Governmental Authority shall have been duly filed. All fees, costs, and expenses required to be paid by Lessee under the Development Documents, as of the date of the Disbursement, shall have been paid or satisfied in full by Lessee as of such date.

(viii) STORE and Lessee acknowledge the initial capitalization rate for Construction Funds disbursed by STORE pursuant to this Agreement is the greater of (i) 8% or (ii) the sum of 5.23% plus the 15-year Swap Rate in effect four (4) Business Days prior to the date of the applicable Disbursement (the “Applicable Cap Rate”). With respect to the First Disbursement and each Interim Disbursement, STORE and Lessee shall have executed an amendment to the Lease increasing the “Base Annual Rental” under the Lease by amount equal to the amount of the Disbursement multiplied by the Applicable Cap Rate. With respect to the Final Disbursement, Lessor and Lessee shall have executed and delivered, at Lessor’s option, either an amendment to or an amendment and restatement of the Lease in a form substantially similar to the Lease, increasing the “Base Annual Rental” under the Lease by amount equal to the amount of the Final Disbursement multiplied by the Applicable Cap Rate.

(b) Reimbursement of Lessee Initial Funding. STORE’s obligation to reimburse Lessee’s Initial Funding (not to exceed $8,000,000) upon completion of the conversion of the Premises to “Alltra by Wyndham” pursuant to the terms of the Franchise Agreement (the “Rebranding”), shall be subject to the following conditions precedent:

(i) For a trailing twelve month period, Lessee shall have maintained a CFCCR post Capital Replacement Reserve and payment of management fees under the Management Agreement of at least 1.25x.

(ii) STORE shall have received an additional Security Deposit (as defined in the Lease) in the amount such that the total Security Deposit under the Lease equals $9,600,000.

(iii) STORE shall have received the documents set forth in Section 3.02(b)(iii) - (viii).

STORE /Altitude Academies
Disbursement Agreement
File No.: 7210/02-926.1

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(c) Funding Post Rebranding. STORE’s obligation to fund up to the total Construction Funds in the amount of $25,000,000 (including the Lessor Initial Funding and the Reimbursement of Lessee Initial Funding) (“Funding Post Rebranding”) shall be subject to the following conditions precedent:

(i) For a trailing twelve (12) month period, Lessee shall have maintained a CFCCR post Capital Replacement Reserve and payment of management fees under the Management Agreement of at least 1.50x.

(ii) STORE shall have received an additional Security Deposit (as defined in the Lease) in an amount such that the total Security Deposit under the Lease equals $9,600,000.

(iii) STORE shall have received the documents set forth in Section 3.02(b)(iii) - (viii).

(d) Final Disbursement Obligations. In addition to the requirements set forth in the preceding subsections, the obligation of STORE to make the Final Disbursement shall be conditioned upon the receipt by STORE of:

(i) The Security Deposit balance shall equal eighteen (18) months of Base Annual Rental taking into account the Final Disbursement

(ii) An As-Built Survey satisfactory to STORE and Title Company, together with an additional endorsement to the Title Policy (or a new Title Policy if required by the applicable jurisdiction) confirming that the Improvements are within the boundary lines of the Land, do not encroach upon any easements or rights-of-way and do not violate any setback lines or recorded covenants, conditions or restrictions, excluding any of the foregoing set forth in the Title Policy.

(iii) Final unconditional lien waivers from all contractors, subcontractors, suppliers, vendors and/or other Persons entitled to protection under applicable lien laws. Lien waivers from the General Contractor may be contingent upon receipt of the funds constituting the Final Disbursement. If required by the lien laws of the State, a certificate certifying that the Improvements have been completed substantially in accordance with the Contract Documents, which certificate shall be in any form required by or permitted under such laws and shall be executed by any party required or permitted to execute such certificate under such laws. This requirement shall be satisfied at least five (5) Business Days prior to the anticipated date of the Final Disbursement.

(iv) Evidence satisfactory to STORE and Title Company of the issuance by all appropriate Governmental Authorities of final certificates of use and occupancy of the Improvements, if applicable. This requirement shall be satisfied at least ten (10) Business Days prior to the anticipated date of the Final Disbursement.

(v) To the extent not previously delivered, upon STORE’s written request, copies of all documents, instruments, agreements, Insurance Policies and certificates required to be delivered pursuant to any Development Document together with any other evidence required by STORE that the Improvements have been substantially completed in accordance with the Contract Documents, in compliance with all Requirements of Governmental Authority and free of all liens. This requirement shall be satisfied at least five (5) Business Days prior to the anticipated date of the Final Disbursement.

STORE /Altitude Academies
Disbursement Agreement
File No.: 7210/02-926.1

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(vi) An updated MAI appraisal of the Premises certified to STORE, which shall (i) determine that the fair market value of the Premises is at least equal to the sum of (without duplication) (x) the purchase price paid by STORE or its affiliate to acquire the Premises and (y) the amount of the Construction Funds.

Lessee shall have completed all such requirements within the time frames set forth above, but in any event, such requirements shall be completed in time for STORE to make the Final Disbursement no later than 90 days after the Completion Date.

For purposes of this Section 3.02, “CFCCR” means with respect to the twelve month period of time (or if such lookback period occurs before September 30, 2022, then the date of determination to October 1, 2022 and the applicable amounts in (i) below shall at a minimum of 9 months be annualized) immediately preceding the date of determination, the ratio calculated for such period of time, each as determined in accordance with United States generally accepted accounting principles (“GAAP”), of (i) the sum of Consolidated Net Income (excluding non-cash income), Depreciation and Amortization, Interest Expense, income taxes, Operating Lease Expense and non-cash expenses to (ii) the sum of Operating Lease Expense (excluding non-cash rent adjustments), scheduled principal payments of long term Debt, scheduled maturities of all Finance Leases, dividends and Interest Expense (excluding non-cash interest expense and amortization of non-cash financing expenses). For purposes of calculating the CFCCR, the following terms shall be defined as set forth below:

“Consolidated Net Income” shall mean with respect to the period of determination, the net income or net loss of a Person. In determining the amount of Consolidated Net Income, (i) adjustments shall be made for nonrecurring gains and losses or non-cash items allocable to the period of determination, (ii) deductions shall be made for, among other things, Depreciation and Amortization, Interest Expense, Operating Lease Expense, and (iii) no deductions shall be made for income taxes or charges equivalent to income taxes allocable to the period of determination, as determined in accordance with GAAP.

“Debt” shall mean with respect to a Person, and for the period of determination (i) indebtedness for borrowed money, (ii) subject to the limitation set forth in sub item (v) below, obligations evidenced by bonds, indentures, notes or similar instruments, (iii) obligations under leases which should be, in accordance with GAAP, recorded as Finance Leases, (iv) indebtedness or obligations of a third party utilized to acquire or is secured by any equity in such Person or any assets owned by such Person, and (v) obligations under direct or indirect guarantees in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (v) above, except for guaranty obligations of such Person, which, in conformity with GAAP, are not included on the balance sheet of such Person.

“Depreciation and Amortization” shall mean the depreciation and amortization accruing during any period of determination with respect to a Person, as determined in accordance with GAAP.

STORE /Altitude Academies
Disbursement Agreement
File No.: 7210/02-926.1

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“Finance Lease” shall mean all leases of any property, whether real, personal or mixed, by a Person, which leases would, in conformity with GAAP, be required to be accounted for as a finance lease on the balance sheet of such Person. The term “Finance Lease” shall not include any operating lease.

“Interest Expense” shall mean for any period of determination, the sum of all interest accrued or which should be accrued in respect of all Debt of a Person, as determined in accordance with GAAP.

“Operating Lease Expense” shall mean the sum of all payments and expenses incurred by a Person, under any operating leases projected for the period that is six (6) or twelve (12) months following the requested Disbursement (as applicable) so that the Operating Lease Expense includes all additional Operating Lease Expenses relating to the full amount of STORE’s disbursement obligation that is $8,000,000 for Lessor’s Initial Funding, $8,000,000 for draws relating to the Funding Post Rebranding and the specific amount of the draw relating to Draws Post Rebranding , as determined in accordance with GAAP.

Section 3.03 Balancing Budget; Change Orders.

(a) If STORE shall determine, in its reasonable discretion, that (i) at any time prior to the Completion Date that the actual costs required to complete the Improvements will exceed the Budget or (ii) the Budget is not “in balance” as provided in this Section 3.03(a), STORE may, at its option, refuse to make or approve further Disbursements and may require Lessee to deposit with STORE cash or other security acceptable to STORE in its reasonable discretion in such amount as STORE deems necessary to put the Budget “in balance.” No Construction Funds shall be disbursed until all sums deposited by Lessee with STORE to keep the Budget “in balance” pursuant to this Section 3.03 have been disbursed. Such sums deposited by Lessee with STORE, shall be disbursed in the same manner as the Construction Funds but shall not constitute Construction Funds. The Budget shall be “in balance” only at such times that STORE determines, in its reasonable judgment, that (i) the unadvanced Construction Funds are at least equal to the amount that must be expended in order to complete the Improvements and all costs and other expenses contemplated hereunder, and (ii) unexpended amounts within each category or line item in the Budget are at least equal to the anticipated cost for each line item that must be expended to complete the Improvements. Any costs listed as contingencies on the Budget shall be deemed to be actual costs for the purposes of balancing. The determination as to whether the Budget is “in balance” may be made by STORE at any time, including in connection with any Request for Disbursement. Within five (5) Business Days following notice from STORE that the Budget is not “in balance,” which notice shall be accompanied by STORE’s calculations used to determine that the Budget is not “in balance” Lessee shall make the deposit required to be made pursuant to this Section 3.03(a). Any such amounts deposited with STORE shall be the next funds disbursed by STORE, subject to the terms and conditions of this Agreement.

STORE /Altitude Academies
Disbursement Agreement
File No.: 7210/02-926.1

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(b) Lessee shall provide STORE with a copy of all proposed Change Orders. All material Change Orders (i.e. Change Orders which increase the Budget by more than one percent (1%)) are subject to the prior approval of STORE, which approval shall not be unreasonably withheld, conditioned or delayed. Lessee shall be responsible for the payment of all reasonable out-of-pocket fees and expenses incurred by STORE as a result of Change Orders. At the time Lessee requests STORE’s consent to a Change Order, Lessee must also notify STORE and agree to pay for all of the additional costs resulting from such Change Order if such Change Order will result in the actual costs required to complete the Improvements to be in excess of the total amount set forth in the Budget. If such Change Order will result in the actual costs required to complete the Improvements to be in excess of the total amount set forth in the Budget, Lessee shall immediately deposit funds with STORE equal to such additional cost, and STORE shall disburse such deposited funds toward payment of the Development Price prior to any further Disbursement of the Construction Funds, subject to the satisfaction of the requirements for making Disbursements set forth in this Agreement.

Section 3.04 Completion. No later than the Completion Date, Lessee shall provide Lessor copies of the unconditional lien waivers from the General Contractor (and subcontractors, if any), the final certificate of occupancy (or jurisdictional equivalent), if applicable, issued by the applicable Governmental Authority, and any affidavits, indemnity agreements and such other agreements, instruments, documents and certificates as may be reasonably required by STORE and Title Company in order for Title Company to issue a “nothing further” certificate (or the jurisdictional equivalent certificate or endorsement), if applicable, to the Title Policy.

Section 3.05 Disbursement Amounts. Each Disbursement shall be in an amount of at least $250,000 (“Minimum Draw Amount”), except that the Final Disbursement can be in an amount less than the Minimum Draw Amount. Disbursements shall be limited to no more than once per calendar month for the term of the project which is the subject of this Agreement (the “Project”).

Section 3.06 Progress Reporting. Within two (2) Business Days following the completion of each calendar quarter, Lessee shall provide a progress report of the construction completed through the end of such calendar quarter with a reconciliation of such completed work to the Project Budget. Such report shall be provided to STORE whether or not a Disbursement was requested during such calendar quarter.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Lessee represents and warrants to STORE as follows, which representations and warranties, to the extent applicable, shall be deemed made as of the date of this Agreement, each submission of a Request for Disbursement and each Disbursement:

(a) This Agreement and the Lease have been approved by Lessee and, to the extent required by applicable law or any effective restrictive covenant, respectively, each Governmental Authority;

(b) the design, layout and anticipated use of the Improvements complies with or will comply with, by the Completion Date, all applicable zoning ordinances, regulations (including, without limitation, wetlands regulations) and restrictive covenants affecting the Premises and all other Requirements of Governmental Authority and all requirements for such use have been or will have been satisfied by the Completion Date;

STORE /Altitude Academies
Disbursement Agreement
File No.: 7210/02-926.1

11

(c) as of the date of the First Disbursement, Lessee will have obtained all licenses, permits, authorizations, consents and approvals from Governmental Authorities and/or third parties necessary to commence construction of the Improvements, such licenses, permits, authorizations and consents are in full force and effect and will be maintained in full force and effect throughout construction of the Improvements, and Lessee has no reason to believe that all licenses, permits, certifications and approvals with respect to the Improvements to be issued subsequent to the date of this Agreement will not be issued in the ordinary course of business;

(d) the Land has adequate rights of access to public ways and all water (including domestic potable water), sanitary sewer and storm drain facilities. All public utilities necessary or convenient for the full use and enjoyment of the Premises shall be located in the public right-of-way abutting the Land or permanent easements acceptable to STORE, and if not now connected, the same shall be connected so as to serve the Premises prior to the Completion Date without passing over other property or shall be within easements which are acceptable to STORE. All roads necessary for the full utilization of the Premises for their intended purposes have either been completed or the necessary rights of way therefor have either been acquired by the appropriate Governmental Authority or have been dedicated to public use and accepted by said Governmental Authorities, and all necessary steps have been taken by Lessee and all Governmental Authorities to assure the complete construction and installation thereof prior to the Completion Date;

(e) Prior to the Effective Date, Lessee has not commenced the construction of the Improvements and has made no contract or arrangement of any kind which has given rise to or the performance of which by the other party thereto would give rise to a lien or claim of lien on the Premises;

(f) Lessee is not in default under this Agreement, the Lease or the Contract Documents, and no event has occurred and is continuing which with notice or the passage of time or both would constitute a default under this Agreement, the Lease or the Contract Documents;

(g) Other than as disclosed in the Feenix Consent, Lessee represents that it does not require and agrees that it will not avail itself of any other financial credit for the construction of the Improvements without the prior written consent of STORE; and

(h) upon completion of the Improvements, the Premises, including fixtures and equipment located therein, will be fully equipped and operational, in good repair, clean, orderly, sanitary, safe, landscaped, decorated, attractive and well-maintained.

ARTICLE V

INSURANCE

Section 5.01 Coverages. In addition to satisfying the insurance requirements in the Lease, Lessee shall obtain and maintain, and, in addition to the insurance maintained by Lessee, shall cause its General Contractor to maintain, the following insurance:

(a) builder’s risk insurance (in non-reporting form), insuring the building which includes the existing structure and new building improvements to be constructed, for not less than 100% of their full insurable hard cost replacement and all recurring soft costs; such insurance coverage to be kept in full force and effect at all times until the Completion Date;

STORE /Altitude Academies
Disbursement Agreement
File No.: 7210/02-926.1

12

(b) to the extent that architectural design work is required, an architect’s professional liability insurance policy obtained by Lessee’s Architect in an amount not less than $1,000,000 per occurrence and in the aggregate $1,000,000 and, in addition, shall put into effect an additional $1,000,000 excess of $1,000,000 per occurrence and in the aggregate, dedicated to the Project. If Lessee’s Architect maintains blanket professional liability insurance in an amount satisfactory to STORE, evidence of such insurance may be delivered to STORE in lieu of the policy;

(c) Commercial General Liability Insurance, including Contractual Liability (to specifically include coverage for the indemnification clause of this Agreement), Products & Completed Operations Liability (including XCU coverage), Broad Form Property Damage, Personal Injury Liability and Advertising Injury Liability, written on an occurrence form, with combined bodily injury and property damage limits of liability of no less than $2,000,000 per occurrence, $2,000,000 per location general aggregate, $2,000,000 Personal & Advertising Injury and $2,000,000 Products and Completed Operations liability with an aggregate limit per project. The limits of liability can be provided in a combination of a Comprehensive General Liability policy and an Umbrella Liability policy, which is written on a no less than follow form basis. The policy should be written on form CG00 01 04 1307 98 or its equivalent and shall not include any exclusions or limitations other than those incorporated in the standard form. Such insurance is to be primary insurance, notwithstanding any insurance maintained by the Indemnified Parties. Products and Completed Operations coverage is to contain a provision for an extension of coverage for three years beyond the completion of the Construction Work under this Agreement. This extended coverage is to have a separate aggregate limit. General Contractor is required to purchase coverage in the amount of $5,000,000 and subcontractors in the amount of $2,000,000. The Completed Operations coverage for General Contractor and subcontractors is to be extended or renewed for three (3) years after completion of construction of the Improvements.

(d) Worker’s Compensation Insurance providing statutory benefits for Lessee’s, General Contractor’s and subcontractor’s employees and Employer’s Liability coverage in an amount that is no less than $500,000; and

(e) Automobile Liability Insurance, including owned, non-owned and hired car liability insurance for combined limits of liability of $4,000,000 per occurrence. The limits of liability can be provided in a combination of an Automobile Liability policy and an Umbrella Liability policy, which is written on a no less than follow form basis;

STORE /Altitude Academies
Disbursement Agreement
File No.: 7210/02-926.1

13

Section 5.02 General Insurance Requirements. Lessee shall cooperate with STORE in obtaining for STORE the benefits of any insurance proceeds lawfully or equitably payable to STORE in connection with the transactions contemplated hereby, and shall reimburse STORE for any reasonable expenses incurred in connection therewith (including attorneys’ fees and expenses, and the payment by Lessee of the expense of an independent appraisal on behalf of STORE in case of a fire or other casualty affecting the Land or the Improvements). All Insurance Policies shall: (a) provide for a waiver of subrogation by the insurer as to claims against STORE, its employees and agents and provide that such insurance cannot be unreasonably cancelled, invalidated or suspended on account of the conduct of Lessee, its officers, directors, employees or agents; (b) provide that any “no other insurance” clause in the insurance policy shall exclude any policies of insurance maintained by STORE and that the insurance policy shall not be brought into contribution with insurance maintained by STORE; (c) provide that the policy of insurance shall not be terminated, cancelled or substantially modified without at least thirty (30) days’ prior written notice to STORE and to any lender covered by any standard mortgage clause endorsement; (d) Intentionally deleted; (e) be issued by insurance companies licensed to do business in the state in which the Premises is located and which are rated A:VI or better by Best’s Insurance Guide or otherwise approved by STORE; and (f) provide that the insurer shall not deny a claim because of the negligence of Lessee, anyone acting for Lessee or any tenant or other occupant of the Premises. It is expressly understood and agreed that the foregoing minimum limits of insurance coverage shall not limit the liability of Lessee for its acts or omissions as provided in this Agreement. All Insurance Policies (with the exception of worker’s compensation insurance to the extent not available under statutory law) shall designate STORE and Lessor as additional insureds as their interests may appear and shall be payable as set forth in the Lease. All such policies shall be written on a primary and non-contributory basis, with deductibles not to exceed $25,000. Any other policies, including any policy now or hereafter carried by STORE shall serve as excess coverage. Lessee shall procure policies for all insurance for periods of not less than one year, except as otherwise provided in Section 5.01(a) above with respect to builder’s risk insurance, and shall provide to STORE certificates of insurance including additional insured endorsements (CG2010 0704 and CG2037 0704) or, upon STORE’s request, duplicate originals of Insurance Policies evidencing that insurance satisfying the requirements of this Agreement is in effect at all times.

ARTICLE VI

EVENTS OF DEFAULT AND REMEDIES

Section 6.01 Events of Default by Lessee. Any one or more of the following defaults shall constitute an event of default by Lessee hereunder after the expiration of any notice and cure period provided below in this Section (each an “Event of Default”):

(a) If Lessee shall fail to pay when due any payment due under this Agreement within ten (10) days after Lessee’s receipt of notice of such non-payment;

(b) If Lessee shall fail to perform, observe or comply with any of the terms, covenants, conditions or provisions contained in the Contract Documents, beyond any applicable grace or cure period;

(c) If any representation or warranty of Lessee in this Agreement, the Lease or any of the Contract Documents was false in any material respect when made, or if Lessee makes or renders any statement or account to STORE that is false in any material respect; provided, that if such false statement was not intentional, Lessee shall have the right within the time period permitted below in the last paragraph of this Section to correct the false statement and if necessary to cure the underlying circumstance or event to avoid a breach of another covenant under this Agreement or the Lease;

(d) Subject to a Force Majeure Event as provided in Section 7.08 of this Agreement, if the construction of the Improvements is not carried on diligently, or if construction is discontinued for ten (10) Business Days consecutively;

(e) If Lessee shall agree to, or execute, any assignment, pledge, hypothecation or encumbrance of any of the Development Documents or any rights thereunder or of any Disbursement hereunder without STORE’s prior consent, subject to and except as otherwise permitted under the Lease;

STORE /Altitude Academies
Disbursement Agreement
File No.: 7210/02-926.1

14

(f) If a writ of execution or attachment or any similar process shall be issued or levied against all or any part of or interest in the Premises or any judgment involving monetary damages shall be entered against Lessee which shall become a lien on the Land or the Improvements or any portion thereof or interest therein and such execution, attachment or similar process or judgment is not released, bonded, satisfied, vacated or stayed within 90 days after its entry or levy; or

(g) The occurrence of an “Event of Default” under the Lease.

With respect to any default described in Subsections (b), (c) and (d) above, if such default is not willful or intentional, does not place any rights or property of STORE in immediate jeopardy, does not stop or threaten to stop construction of the Improvements, and is within the reasonable power of Lessee to cure, no Event of Default shall exist and STORE shall not exercise any of its remedies pursuant to Section 6.02 below unless STORE shall have first given Lessee written notice of such event and such default shall not have been cured within ten (10) Business Days after such notice, or within such additional time as may be reasonably necessary for Lessee to cure such default (but in no event more than 180 days) provided Lessee is diligently pursuing a cure of such default. Nothing contained herein shall grant Lessee any additional cure rights or extended cure periods under the Lease.

Section 6.02 Remedies. If an Event of Default shall occur, STORE shall have no obligation to make any further Disbursement hereunder and, at its option, may:

(a) Use, apply or retain the whole or any part of the Lessee Construction Deposit for the payment of any sum which STORE may expend or be required to expend by reason of Lessee’s default hereunder.

(b) Terminate this Agreement, except as to Lessee’s liability under this Agreement.

(c) Enter into possession of the Premises and, with or without such entry, perform any and all work and labor necessary or desirable in STORE’s sole judgment to complete the Improvements substantially in accordance with the Contract Documents and take all appropriate steps to secure and protect the Land and the Improvements. STORE shall be authorized to make such modifications and amendments to the Contract Documents as it deems necessary or appropriate, in its reasonable discretion. STORE may use all materials purchased by Lessee in the construction of the Improvements and no liability shall accrue in favor of Lessee against STORE as a result thereof. In addition, all of Lessee’s right, title and interest in and to all licenses, permits and authorizations relating to the development, construction or operation of the Land or Improvements shall be deemed assigned, transferred and set over to STORE, at the election of STORE and to the extent permitted by law, and Lessee agrees to evidence said assignment, transfer and setting over by an appropriate instrument in writing at STORE’s request. Without curing the applicable Event(s) of Default, all sums expended by STORE pursuant to this subsection shall, at STORE’s election, be deemed additional funds advanced pursuant to Section 3.03(b) above and Disbursements under this Agreement.

(d) Seek to have Lessee specifically perform its obligations under this Agreement, including completion of the Improvements substantially in accordance with the Contract Documents and otherwise in accordance with the terms of this Agreement.

STORE /Altitude Academies
Disbursement Agreement
File No.: 7210/02-926.1

15

(e) Enforce or avail itself of such other remedies as may be provided at law or in equity.

All powers and remedies given by this section to STORE, subject to applicable law, shall be cumulative and not exclusive of one another or of any other right or remedy or of any other powers and remedies available to STORE under the Development Documents, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements of Lessee contained in this Agreement, and no delay or omission of STORE to exercise any right or power accruing upon any Event of Default occurring shall impair any other or subsequent Event of Default or impair any rights or remedies consequent thereto. Every power and remedy given by this section or by law to STORE may be exercised from time to time, and as often as may be deemed expedient, by STORE, subject at all times to STORE’s right, in its sole judgment to discontinue any work commenced by STORE or change any course of action undertaken by STORE. Whether or not STORE elects any remedy available to STORE, STORE shall not be liable to Lessee for the manner or quality of construction of the Improvements or any failure to construct, complete or protect the Premises, or for the payment of any expenses incurred in connection with the exercise of any remedy available to STORE, or for the performance or nonperformance of any obligation of Lessee under the Development Documents.

Section 6.02 Events of Default by STORE. Any one or more of the following shall constitute an event of default by STORE hereunder (“STORE Event of Default”):

(a) If STORE shall fail to perform, observe or comply with any of the terms, covenants, conditions or provisions contained in any of the Development Documents; or

(b) If any representation or warranty of STORE in any of the Development Documents was false in any material respect when made, or if STORE makes or renders any statement or account that is false in any material respect.

With respect to any STORE Event of Default described in Section 6.03(a) above, Lessee shall not exercise any remedies unless Lessee shall have first given STORE written notice of such STORE Event of Default and such STORE Event of Default shall not have been cured within fifteen (15) days after such notice, or within such additional time as may be reasonably necessary for STORE to cure such STORE Event of Default (but in no event more than 30 days) provided STORE is diligently pursuing a cure of such STORE Event of Default. If a STORE Event of Default shall occur, Lessee may pursue any and all remedies available at law or in equity.

ARTICLE VII

MISCELLANEOUS

Section 7.01 Inspection, Audits and Information Regarding Improvements and Disbursements.

(a) Lessee shall permit STORE, Lessor, Progress Inspector and their representatives and agents, to enter upon the Land at all times and to inspect the Improvements and all materials to be used in the construction thereof, and shall cooperate and cause General Contractor to cooperate with STORE, Lessor, Progress Inspector and their representatives and agents, during such inspections, including making available working copies of the Contract Documents together with all related supplementary materials. If STORE determines in its reasonable discretion in connection with any such inspection that extra services will be required of STORE as a result of (i) noncompliance with the Contract Documents, (ii) deviations from acceptable construction practices, or (iii) Lessee’s failure to satisfy the requirements of any Contract Documents and/or Development Documents, Lessee shall pay, in addition to the reasonable fees for such inspection, the reasonable cost of all such extra services including any additional inspections reasonably determined to be necessary or advisable by STORE.

STORE /Altitude Academies
Disbursement Agreement
File No.: 7210/02-926.1

16

(b) Lessee shall also permit STORE, Lessor, Progress Inspector and their representatives and agents, to examine, copy and make extracts of the books, records, accounting data and other documents of Lessee that relate to compliance with the terms of this Agreement, including, without limitation, all permits, licenses, consents and approvals of all governmental authorities having jurisdiction over Lessee or the Land. All such books, records and documents shall be made available to STORE, Lessor, Progress Inspector and their representatives and agents promptly upon written demand therefor; and, at the request of STORE or Progress Inspector, Lessee shall furnish STORE, Progress Inspector and their representatives and agents with convenient facilities for the foregoing purpose.

(c) It is expressly understood and agreed that STORE, Lessor and/or Progress Inspector shall have no duty to supervise or to inspect the construction of the Improvements or any books, records, drawings, permits or approvals concerning the construction of the Improvements, and that any such inspection or review shall be for the sole purpose of determining whether or not the obligations of Lessee under this Agreement are being properly discharged and of preserving STORE’s rights hereunder or under the Development Documents. If STORE, Lessor, Progress Inspector or their agents should inspect the construction of the Improvements or any books and records, STORE, Progress Inspector, Lessor and their agents shall have no liability or obligation to Lessee or any third party arising out of such inspection with respect to the compliance of the work contemplated under the Contract Documents or related legal requirements. A review or inspection not followed by a notice of an Event of Default shall not constitute a waiver of any default then existing; nor shall it constitute an acknowledgment or representation by STORE that there has been or will be compliance with the Contract Documents, that the construction is free from defective materials or workmanship, or that there has been a waiver of STORE’s right thereafter to insist that the Improvements be constructed in accordance with the Contract Documents. STORE’s failure to inspect the construction of the Improvements or any part thereof or any books, records, drawings, permits and approvals related to the construction of the Improvements shall not constitute a waiver of any of STORE’s rights hereunder. Neither Lessee nor any third party shall be entitled to rely upon any inspection or review undertaken by STORE, Lessor or Progress Inspector, and none of STORE, Lessor and Progress Inspector owes any duty of care to Lessee or any third party to protect against, or inform Lessee or any third party of the existence of, negligent, faulty, unlawful, inadequate or defective design or construction of the Improvements.

(d) In the event STORE shall give Lessee written notification of a structural defect in the Improvements or material departure from the Contract Documents not approved by STORE, Lessee shall, commence within ten (10) Business Days of receipt of such notice, all necessary steps to cure such structural defect or departure from the Contract Documents. If such defect or departure is not cured within ten (10) Business Day period, such failure shall be an Event of Default under this Agreement and shall entitle STORE to exercise its remedies under this Agreement; provided, however, if Lessee has diligently commenced to cure such defect or departure within such ten (10) Business Day period and additional time beyond such ten (10) Business Day period is reasonably required to correct such defect or departure, an Event of Default shall not be deemed to have occurred so long as Lessee is using commercially reasonable efforts to cure such defect or departure.

STORE /Altitude Academies
Disbursement Agreement
File No.: 7210/02-926.1

17

Section 7.02 Mechanics’ and Materialmen’s Liens.

(a) Lessee will certify, or cause the General Contractor to certify, to STORE, Lessor and Title Company, upon request of either of them at any time, and from time to time, as to all materialmen, laborers, subcontractors, suppliers and any other parties who might or could claim statutory or common law liens as a result of furnishing material or labor to the Premises or any portion thereof or interest therein, together with evidence satisfactory to STORE, Lessor, and Title Company showing that such parties have been paid (or with respect to a party STORE pays directly will be paid from the Disbursements) all amounts then due for labor and materials. In addition, Lessee will provide or cause to be provided to Title Company all preliminary notices which are filed by laborers, subcontractors, materialmen and suppliers under Requirements of Governmental Authority, and notify STORE, Lessor and Title Company immediately in writing, if Lessee receives any notice, written or oral, from any laborer, subcontractor, materialman or supplier to the effect that said laborer, subcontractor, materialman or supplier has not been paid when due or intends to or has filed any mechanics lien for any labor or materials furnished in connection with the construction of the Improvements.

(b) If, during the construction of the Improvements, a lien is filed against the Premises for work performed on or goods and/or services provided to the Premises, STORE shall provide Title Company and Lessee with notice of the filing of such lien promptly after STORE obtains knowledge of such filing. Lessee shall have twenty (20) Business Days after delivery of STORE’s notice to cause such lien to be released from the applicable real property records or to post a bond or provide an indemnity satisfactory to Title Company which will enable Title Company to issue an endorsement to the Title Policy at the time such bond is posted or indemnity delivered insuring over such lien. If Lessee fails to cause such lien to be released or to post such a bond or deliver such an indemnity, such failure shall be an Event of Default under this Agreement and shall entitle STORE to exercise the remedies set forth in Section 6.02. If, at the time the lien is filed, an Event of Default shall have occurred and be continuing under this Agreement, the filing of the lien shall be an additional Event of Default under this Agreement and shall entitle STORE to exercise the remedies set forth in Section 6.02, and STORE shall be authorized to take corrective actions with respect to such lien.

Section 7.03 Further Assurances. STORE and Lessee shall do and execute all and such further lawful acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement as Lessee or STORE may reasonably require from time to time, provided that Lessee’s obligations shall not be enlarged or rights abridged under this Agreement, thereby.

Section 7.04 Prevailing Party. In the event of any judicial or other adversarial proceeding concerning this Agreement, to the extent permitted by law, the prevailing party shall be entitled to recover all of its reasonable attorneys’ fees and other costs in addition to any other relief to which it may be entitled.

STORE /Altitude Academies
Disbursement Agreement
File No.: 7210/02-926.1

18

Section 7.05 Waivers. Lessee does hereby expressly waive in favor of STORE and its assigns, to the fullest extent allowed by law, any and all exemptions from seizure provided by any applicable law, rule or regulation of any Governmental Authority. No provision of this Agreement shall be deemed waived or amended except by a written instrument setting forth the matter waived or amended and signed by the party against which enforcement of such waiver or amendment is sought. Waiver of any matter shall not be deemed a waiver of the same or any other matter on any future occasion.

Section 7.06 Force Majeure. A party’s obligation to perform under this Agreement, shall be suspended if and so long as the non-performance of such obligation shall be directly caused by a strike, lockout, Act of God, pandemic, epidemic, materials shortages or delivery delays (not as a result of the actions of Lessee) enemy action, war, national emergency, riot, fire or other similar exigency which is unforeseeable, not brought about by the lack of diligence of the non-performing party, and beyond the reasonable control of the non-performing party (the “Force Majeure Event”); provided, however, that within fifteen (15) days after the happening of the Force Majeure Event, the non-performing party shall give written notice to all other parties of the existence of and nature of the Force Majeure Event and the steps which the non-performing party has taken or will take to eliminate or overcome the Force Majeure Event; and provided, further, that the non-performing party shall exercise reasonable diligence in eliminating and overcoming the Force Majeure Event.

Section 7.07 Security Interest. To secure Lessee’s obligations to STORE under this Agreement, Lessee hereby grants to STORE a first and prior security interest, in, on and against all plans, specifications, drawings, architect’s agreements, contractor’s agreements, licenses, permits and certificates relating to the construction of the Improvements. Lessee authorizes STORE to file financing statements with respect to the security interest of STORE, continuation statements with respect thereto, and any amendments to such financing statements which may be necessitated. Lessee agrees that, notwithstanding any provision in the Uniform Commercial Code in effect in the state to the contrary, Lessee shall not file a termination statement of any financing statement filed by STORE in connection with any security interest granted under this Agreement if STORE reasonably objects to the filing of such termination statement. Lessee shall do all acts and things, shall execute and file all instruments (including security agreements, UCC financing statements, continuation statements, etc.) reasonably requested by STORE to establish, maintain and continue the perfected security interest of STORE in the collateral described above, and shall promptly on demand pay all reasonable costs and expenses of filing and recording, including the costs of any searches deemed necessary by STORE from time to time to establish and determine the validity and the continuing priority of the security interest of STORE. Lessee agrees that a carbon, photographic or other reproduction of a security agreement or financing statement shall be sufficient as a financing statement. STORE is hereby irrevocably appointed Lessee’s attorney-in-fact to take any of the foregoing actions requested of Lessee by STORE if Lessee should fail to take such actions, which appointment shall be deemed coupled with an interest.

Section 7.08 Notices. All notices, demands, designations, certificates, requests, offers, consents, approvals, appointments and other instruments given pursuant to this Agreement (collectively called “Notices”) shall be in writing and given by (a) hand delivery, (b) express overnight delivery service or (c) electronic mail message (with a copy thereof also being delivered by one of the other methods of notice in the event of a notice of default) and shall be deemed to have been delivered upon (i) receipt, if hand delivered, (ii) the next Business Day, if delivered by a reputable express overnight delivery service, or (iii) transmission, if delivered by electronic mail.

STORE /Altitude Academies
Disbursement Agreement
File No.: 7210/02-926.1

19

Notices shall be provided to the parties and addresses (or facsimile numbers, as applicable) specified below:

If to Lessee:	Altitude Hospitality LLC 4500 SE Pine Valley St. Port St. Lucie, FL 34952 Attention: Greg Breunich Email: gcb@altdintl.com

If to STORE:	STORE Capital Acquisitions, LLC 8377 E. Hartford Drive, Suite 100 Scottsdale, AZ 85255 Attention: Angela Donahoe E-Mail: adonahoe@storecapital.com

With a copy to:

Kutak Rock LLP

1801 California Street, Suite 3000

Denver, CO 80202

Attention: Kelly G. Reynoldson, Esq. and Nathan P. Humphrey, Esq.

Email: kelly.reynoldson@kutakrock.com; and

nathan.humphrey@kutakrock.com

With a copy to:	First American Title Insurance Company 2425 E. Camelback Road, Suite 300 Phoenix, AZ 85016 Attention: Kristin Brown Email: kribrown@firstam.com or to such other address or such other Person as either party may from time to time hereafter specify to the other party in a notice delivered in the manner provided above. Whenever in this Agreement the giving of Notice is required, the giving thereof may be waived in writing at any time by the Person or Persons entitled to receive such Notice.

Section 7.09 Assignment. The terms and conditions of the Lease shall control with respect to any sale, transfer or assignment of this Agreement by Lessee. STORE may sell, transfer or assign this Agreement at any time and without the consent of Lessee provided that STORE simultaneously sells, transfers or assigns the Lease to the same party, as may permitted under the Lease. Upon any unconditional assignment of any of STORE’s rights and interests hereunder, STORE shall automatically be relieved, from and after the date of such assignment, of liability for the performance of any obligation of STORE contained in this Agreement with respect to such rights and interests, provided that such assignee assumes that rights and obligations of STORE under this Agreement and the “Lessor” under the Lease.

Section 7.10 Time is of the Essence. The parties hereto expressly agree that time is of the essence with respect to this Agreement.

STORE /Altitude Academies
Disbursement Agreement
File No.: 7210/02-926.1

20

Section 7.11 Non-Business Days. If the date for delivery of a notice or performance of some other obligation of a party falls on a Saturday, Sunday or legal holiday in the State of Florida, then the date for delivery of such notice or performance shall be postponed until the next Business Day.

Section 7.12 Personal Liability. Notwithstanding anything to the contrary provided in this Agreement, it is specifically understood and agreed, such agreement being a primary consideration for the execution of this Agreement by STORE, that (a) there shall be absolutely no personal liability on the part of any shareholder, director, officer, manager, member, officer or employee of Lessee or STORE with respect to any of the terms, covenants and conditions of this Agreement, and (b) the parties waive all claims, demands and causes of action against the opposing party’s shareholders, officers, directors, managers, members, employees and agents in the event of any breach by Lessee or STORE of any of the terms, covenants and conditions of this Agreement to be performed by Lessee or STORE.

Section 7.13 Headings; Internal References. The headings of the various sections and exhibits of this Agreement have been inserted for reference only and shall not to any extent have the effect of modifying the express terms and provisions of this Agreement. Unless stated to the contrary, any references to any section, subsection, exhibit and the like contained in this Agreement are to the respective section, subsection, exhibit and the like of this Agreement.

Section 7.14 Entire Agreement. This Agreement and the Lease constitute the entire agreement between the parties with respect to the subject matter hereof, and there are no other representations, warranties or agreements, written or oral, between Lessee and STORE with respect to the subject matter of this Agreement.

Section 7.15 Forum Selection; Jurisdiction; Venue. For purposes of any action or proceeding arising out of this Agreement, the parties hereto expressly submit to the jurisdiction of all federal and state courts located in St. Lucie County, State of Florida. Lessee consents that it may be served with any process or paper by personal service within or without the State of Florida in accordance with applicable law. Furthermore, Lessee waives and agrees not to assert in any such action, suit or proceeding that it is not personally subject to the jurisdiction of such courts, that the action, suit or proceeding is brought in an inconvenient forum or that venue of the action, suit or proceeding is improper.

Section 7.16 Separability; Binding Effect; Governing Law. Each provision hereof shall be valid and shall be enforceable to the extent not prohibited by law. If any provision hereof or the application thereof to any Person or circumstance shall to any extent be invalid or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby. Subject to the provisions of Section 7.09, all provisions contained in this Agreement shall be binding upon, inure to the benefit of and be enforceable by the successors and assigns of each party hereto, including, without limitation, any United States trustee, any debtor-in-possession or any trustee appointed from a private panel, in each case to the same extent as if each successor and assign were named as a party hereto. This Agreement shall be governed by, and construed with, the laws of the State of Florida, without giving effect to its conflict of laws principals.

Section 7.17 Intentionally omitted

STORE /Altitude Academies
Disbursement Agreement
File No.: 7210/02-926.1

21

Section 7.18 Waiver of Jury Trial and Certain Damages. THE PARTIES HERETO SHALL AND THEY HEREBY DO INTENTIONALLY WAIVE ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT AND/OR ANY CLAIM OR INJURY OR DAMAGE RELATED THERETO. THE PARTIES FURTHER WAIVE THE RIGHT TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND/OR ANY DOCUMENT CONTEMPLATED HEREIN OR RELATED HERETO.

Section 7.19 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original. Furthermore, the undersigned agree that transmission of a fully executed copy of this Agreement via e-mail in a “.pdf” or other electronic format shall be deemed transmission of the original Agreement for all purposes.

Section 7.20 STORE’s Relationship to Others. STORE is not a partner or joint venturer in any manner whatsoever with Lessee or any other party in the construction of the Improvements. STORE shall not be responsible for the solvency of any company issuing any policy of insurance pursuant to any of the Development Documents whether or not approved by it, or for the collection of any amounts due under any such policy, and shall be responsible and accountable only for such money as may be actually received by it, and then only in accordance with the terms of the Development Documents.

Section 7.21 Indemnification. Except for the gross negligence or willful misconduct of the Indemnified Parties, Lessee agrees to indemnify, hold harmless and defend STORE and its respective directors, officers, shareholders, employees, successors, assigns, agents, lenders, contractors, subcontractors, experts, licensees, affiliates, mortgagees, trustees and invitees, as applicable (collectively, the “Indemnified Parties”), from and against any and all claims, demands, causes of action, suits, proceedings, losses, costs, claims, liabilities, damages (and only to the extent third party claims includes these elements, consequential and punitive) and expenses, including, without limitation, attorneys’ fees caused by, incurred or resulting from the breach of any of the representations, warranties, covenants, agreements or obligations of Lessee, its officers, employees, agents, set forth in this Agreement (including but not limited to those representations set forth in each Request for Disbursement), or Lessee’s operations of or relating in any manner to the Premises, whether relating to its original design or construction, latent defects, alterations, maintenance, use by Lessee or any Person thereon, supervision or otherwise.

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STORE /Altitude Academies
Disbursement Agreement
File No.: 7210/02-926.1

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IN WITNESS WHEREOF, STORE and Lessee have entered into this Agreement as of the date first above written.

STORE:

STORE CAPITAL ACQUISITIONS, LLC, a
Delaware limited liability company

By:	/s/ Carla Thoman

Name:	Carla Thoman

Title:	Vice President

STORE /Altitude Academies
Disbursement Agreement
File No.: 7210/02-926.1

IN WITNESS WHEREOF, STORE and Lessee have entered into this Agreement as of the date first above written.

LESSEE:

ALTITUDE HOSPITALITY LLC, a
Florida limited liability company

By:	/s/ Gregory C. Breunich

Name:	Gregory C. Breunich

Title:	Manager

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Disbursement Agreement
File No.: 7210/02-926.1

EXHIBIT A

DEFINED TERMS

“AIA” means the American Institute of Architects.

“ALTA” means the American Land Title Association.

“Applicable Requirements” means any and all (i) zoning requirements, (ii) covenants, conditions, restrictions and easements now or hereafter of record, (iii) association or other rules and regulations, (iv) setback lines, (v) applicable public or private use restrictions, or (v) other restrictions or regulations, which are applicable to Lessee or to the Premises, or to the use, manner of use, occupancy, possession, improvement, operation, maintenance, alteration, repair or restoration of the Premises, even if compliance therewith necessitates structural changes or improvements or results in interference with the use or enjoyment of the Premises.

“Architect’s Agreement” means the agreement between Lessee and Lessee’s Architect for the performance of architectural services in connection with the construction of the Improvements pursuant to AIA form B141 or B151, with such changes to such form as STORE may require and/or approve, or pursuant to such other form as STORE may approve.

“As-Built Survey” means an ALTA survey depicting the completed Improvements, which survey shall be prepared and certified in accordance with STORE’s Standard Survey Requirements, including, without limitation, the Minimum Standard Detail Requirements and Classifications for ALTA/NSPS Land Title Surveys, jointly established and adopted by ALTA and NSPS in 2016, as revised from time to time, including such Table A items as STORE shall require and depicting the location of all utilities located on or immediately adjacent to the Land.

“Budget” means the detailed budget for the Development Price prepared by Lessee and/or Lessee’s Architect and approved in writing by STORE pursuant to Section 2.07, allocating the Development Price to specific items of Hard Costs, as the same may be amended, modified or supplemented with the consent of STORE, which Budget shall not exceed the amount of the Construction Funds. STORE is hereby authorized and instructed to attach the approved Budget to this Agreement as Exhibit C.

“Business Day” means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of Florida or is a day on which banking institutions located in such state are closed.

“Change Orders” means any amendments, modifications or supplements to the Contract Documents, accompanied by a certificate of Lessee outlining the impact of the amendment or modification on the Development Price and the Budget, which amendments or modifications are subject to the prior approval of STORE.

“Completion Date” has the meaning set forth in Section 2.02.

“Construction Funds” has the meaning set forth in Section 2.01.

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“Contract Documents” means the Architect’s Agreement (including the final drawings, specifications and other agreements and schedules for the construction of the Improvements prepared by Lessee’s Architect) and the General Contract, together with all amendments and modifications thereof and supplements thereto made by Change Orders, all of which agreements and items are subject to the approval of STORE.

“CSI” means Construction Specifications Institute.

“Development Documents” means this Agreement, the Lease, the Title Policy, the Architect’s Agreement, the General Contract and all affidavits, certifications and other documents and instruments delivered to or required by STORE to evidence the Disbursements, as from time to time amended or supplemented.

“Development Price” means an amount equal to the sum of (i) the Hard Costs, (ii) the Soft Costs, and (iii) and such other amounts as may be advanced by STORE pursuant to the terms of this Agreement, but in no event greater than the amount of the Construction Funds.

“Disbursement Date” means the date of a Disbursement.

“Disbursements” means disbursements of the Construction Funds by STORE pursuant to this Agreement. The Disbursements shall consist of the First Disbursement, the Interim Disbursements, and the Final Disbursement.

“Event of Default” means an event of default as defined in Section 6.01.

“Final Disbursement” means the final Disbursement to be made within 10 Business Days of the Request for Disbursement if approved by STORE and no later than 90 days after the Completion Date if approved by STORE, which Final Disbursement shall be subject to the satisfaction of the conditions set forth in Section 3.02 of this Agreement.

“First Disbursement” means the Disbursement to be made by STORE following satisfaction of the applicable conditions for Disbursement set forth in Section 3.02 of this Agreement.

“Franchise Agreement” means that certain TMH Worldwide, LLC Membership Agreement dated September 1, 2022 by and between Franchisor and Lessee.

“Franchisor” means TMH Worldwide, LLC, a Delaware limited liability company, or its successors and permitted assigns.

“Force Majeure Event” has the meaning set forth in Section 7.06.

“General Contract” means the construction contract between Lessee and General Contractor for the development of the Land and the construction of the Improvements, for a stipulated amount or guaranteed maximum price, pursuant to AIA form A101 or A102, with such changes to such form as STORE may require and/or approve, or pursuant to such other form as STORE may approve.

“General Contractor” means the general contractor named in the General Contract.

“Governmental Authority” means the United States of America, the state in which the Land is located, the state under the laws of which STORE or Lessee is organized or doing business, any political subdivision of any of them and any court, agency, department, commission, board, bureau or instrumentality of any of them.

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“Hard Costs” means the total of all costs and expenses, other than the Soft Costs, relating to the construction of the Improvements as identified in the Budget. Costs for materials and supplies related to the Improvements shall not be approved “Hard Costs” until such time as the materials and supplies are permanently delivered to the Premises. Costs for materials and supplies that are located offsite from the Premises shall not constitute “Hard Costs” hereunder.

“Improvements” means the improvements to be constructed upon the Land in accordance with the Contract Documents.

“Indemnified Parties” has the meaning set forth in Section 7.21.

“Insurance Policies” means insurance policies as described in, and providing the insurance required by, the Lease and this Agreement.

“Interim Disbursements” means the Disbursements made subsequent to the First Disbursement and prior to the Final Disbursement, and following the satisfaction of the applicable conditions for Disbursement set forth in Section 3.02 of this Agreement. Interim Disbursements will only be made with the prior written consent of STORE.

“Land” means the parcel or parcels of real estate legally described in Exhibit B attached hereto, and all rights, privileges and appurtenances associated therewith and all improvements located thereon as of the date hereof.

“Lease” has the meaning set forth in Section 2.01.

“Lessee” has the meaning set forth in Introductory Paragraph.

“Lessee’s Architect” means the architect named in the Architect’s Agreement.

“Lessor” has the meaning set forth in Section 2.01.

“Minimum Draw Amount” has the meaning set forth in Section 3.05.

“NSPS” means the National Society of Professional Surveyors, Inc.

“Notices” has the meaning set forth in Section 7.08.

“Person” means any individual, partnership, corporation, limited liability company, trust, unincorporated organization, Governmental Authority, or any other form of entity.

“Premises” means the Land and the Improvements.

“Progress Inspector” has the meaning set forth in Section 2.08.

“Project” has the meaning set forth in Section 3.05.

“Request for Disbursement” means a properly completed statement in the form attached hereto as Exhibit D, certified to STORE by Lessee and delivered to STORE. Each Request for Disbursement shall include invoices sufficient in the judgment of STORE to substantiate all costs which are to be paid from the requested Disbursement and such lien waivers and/or affidavits and other information as Title Company may require in order to issue an update or endorsement to the Title Policy requested by STORE.

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“Requirements of Governmental Authority” means any law, ordinance, order, rule or regulation of a Governmental Authority.

“Retainage” has the meaning set forth in Section 3.01(c).

“Site, Utility and Building Plans” means the site, utility and building plans delivered to STORE, which Site, Utility and Building Plans shall depict the Improvements and the utilities to be constructed pursuant to the Contract Documents.

“Soft Costs” means certain fees, costs and expenses relating to the construction of the Improvements as identified in the Budget as soft costs, including, without limitation, the cost of title insurance, the reasonable attorneys’ fees of Lessee, the cost of surveys, stamp taxes, transfer taxes, disbursement fees, escrow and recording fees and the reasonable fees and expenses of Lessee’s Architect, which shall be approved as to category and amount by STORE in its (i) reasonable discretion to the extent such fees, costs and expenses do not exceed the aggregate amount of Soft Costs shown in the Budget and (ii) sole discretion to the extent such fees, costs and expenses exceed the aggregate amount of Soft Costs shown in the Budget.

“State” means the state where the Premises is located.

“STORE” has the meaning set forth in Introductory Paragraph.

“STORE Event of Default” has the meaning set forth in Section 6.03.

“Swap Rate” shall mean the International Swap and Derivatives Association Benchmark Rate for a 15-year U.S. dollar interest rate swap for the last day of trading, as published on the last day of trading on Reuters page ISDAFIX1 (or on such other Reuters page or by such other means as shall be designated by ISDA for the purpose of publishing and disseminating ISDA Benchmark Rates for U.S. dollar interest rate swaps).

“Title Company” means First American Title Insurance Company located in Phoenix, Arizona.

“Title Policy” means the owner’s policy of title insurance issued to STORE by Title Company in connection with STORE’s acquisition of the Premises, as such Title Policy shall be updated and endorsed from time to time as contemplated by this Agreement and all other agreements between STORE and Title Company with respect to the subject matter of this Agreement.

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EXHIBIT B

DESCRIPTION OF LAND and premises

Street Address: 4500 SE Pine Valley Street, Port St. Lucie, Florida 34952

Legal Description:

B-1

EXHIBIT C

COPY OF BUDGET

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EXHIBIT D

FORM OF REQUEST FOR DISBURSEMENT

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